Exhibit 10.1

CHINDATA GROUP HOLDINGS LIMITED

2020 SHARE OPTION PLAN

1.DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Share Options.

3.ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Share Options; determine, modify or waive the terms and conditions of any Share Option or any Shares issued upon exercise thereof; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.SHARE OPTIONS UNDER THE PLAN

(a)Number of Shares.  Share Options issued under the Plan are exercisable, subject to the terms and conditions of the Plan and the underlying Award Agreement, for Shares. A maximum of 29,628,812 Shares may be issued upon exercise of Share Options under the Plan. The number of Shares issued upon exercise of Share Options, for purposes of the preceding sentence, will be determined without including any Surrendered Shares that are surrendered in respect of the payment of the exercise price, that otherwise expire or become unexercisable without having been exercised, or that are forfeited to or repurchased by the Company for cash.

(b)Type of Shares.  Shares issued by the Company under the Plan may be authorized but unissued Shares or previously issued Shares repurchased and held by the Company as treasury shares.  No fractional Shares will be issued under the Plan.

(c)Allocation of Share Options. Share Options shall be granted in accordance with an allocation to be determined by the Administrator.

5.ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and management team members of the Company or its Subsidiaries who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Subsidiaries.  To the extent necessary to comply with applicable Law, eligibility for Share Options is limited to individuals described in the first sentence of this Section 5 who are providing direct services to the Company or one of its Subsidiaries on the date of grant of the Share Option.

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6.RULES APPLICABLE TO SHARE OPTIONS

(a)All Share Options.

(i)Share Options Provisions.  The Administrator will determine the terms of all Share Options, subject to the limitations provided herein, and such terms with respect to each Share Option shall be set forth in the applicable Award Agreement.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Share Option, the Participant will be deemed to have agreed to the terms of the Share Option, the applicable Award Agreement and the Plan.

(ii)Term of Plan.  No Share Options may be granted after ten (10) years from the Date of Adoption, but previously granted Share Options may continue beyond that ten (10)-year anniversary date in accordance with their terms.

(iii)Transferability.  Except as the Administrator expressly provides in accordance with the second sentence of this Section 6(a)(iii), Share Options may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime, Share Options may be exercised only by the Participant, unless otherwise agreed by the Administrator.  The Administrator may permit Share Options to be transferred by gift, subject to the terms of the Share Option and such other limitations as the Administrator may impose.

(iv)Vesting and Exercisability, etc.  The Administrator may determine the time or times at which a Share Option will vest or become exercisable and the terms on which a Share Option requiring exercise will remain exercisable.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of a Share Option, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply:

(A)General. Unless otherwise specified in an Award Agreement, Share Options shall be exercisable only to the extent that they are vested. In addition to the other requirements set forth in this Section 6(a)(iv), unless otherwise set forth in an Award Agreement, vesting of Share Options is subject to a Participant’s continuous Employment from the date of grant thereof until the date of such vesting.

(B)Vesting.  The applicable Award Agreement for each Share Option shall set forth the vesting terms of such Share Option (and, as applicable, any Shares to be issued upon exercise thereof), which may include (as determined by the Administrator) time-based vesting, performance-based vesting, the absence of certain defaults or similar event(s) and/or a combination thereof.

(C)Each Share Option, and the Shares into which such Share Option is exercisable, shall be subject to termination, forfeiture or repurchase in accordance with the terms set forth in the applicable Award Agreement for such Share Option.

(v)Taxes.  The delivery, vesting and retention of a Share Option, or the payment of amounts pursuant to Section 6(a)(iv), are conditioned upon the full satisfaction by the Participant of all federal, provincial, state, local, individual or other applicable tax withholding requirements with respect to such Share Option.  The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back Shares into which a Share Option is exercisable or permit a Participant to tender Shares previously owned by such Participant (or his/her Affiliates who are permitted by the Administrator to hold Shares) in satisfaction of any tax withholding requirements (but not in excess of the minimum withholding required by Law). In any event, each Participant agrees to bear and pay any taxes, penalties and interests of any nature that are required by applicable tax regulations to be paid by him/her arising out of this Plan. Each Participant or his/her Affiliate allowed by the Administrator to hold Shares upon the exercise of the Share Options by such Participant also agrees to indemnify the Company and its Affiliates in respect of any loss suffered as a result of or in connection with the income taxes, other taxes, penalties and interests underpayment by such Participant (or such Affiliates) in respect of this Plan.

(vi)Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions, or the restrictions thereof, with respect to any Shares into which a Share Option (or a portion thereof) is exercisable, whether or not the holder of such Share Option is otherwise entitled to share in the actual dividend or distribution in respect of such Share Option.

(vii)Rights Limited.  Nothing in the Plan will be construed as giving any Person (A) any right to continued Employment or (B) any rights as a shareholder, except as to Shares actually issued under the Plan upon exercise of a Share Option in accordance with, and subject to the restrictions included in, the Plan, the Award Agreement and the Option Exercise Agreement (and subject to the terms under the M&AA).  The loss of existing or potential profit in Share Options will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of a Group Company or any of its Affiliates to the Participant.

(viii)Section 409A.  To the extent Section 409A is applicable to the grant of a Share Option to a Participant, such Share Option will be structured in a manner intended for such Share Option either to (A) qualify for an exemption from the requirements of Section 409A or (B) satisfy such requirements.  In construing the provisions of any Share Option that is subject to Section 409A upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service or similar or correlative terms will be construed to require a “separation from service” from the Company (within the meaning of Section 409A) and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under applicable regulations.  In addition, each payment made to a Participant in respect of a Share Option subject to Section 409A will be deemed a separate payment for purposes of Section 409A.

(ix)Certain Requirements of Corporate Law.  Share Options will be granted and administered consistent with the Laws of the Cayman Islands relating to the issuance of shares and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Shares are listed or entered for trading, in each case, as determined by the Administrator.

(b)Share Options Requiring Exercise.

(i)Time and Manner of Exercise.  Unless the Administrator expressly provides otherwise and except as provided in Section 7, a Share Option requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives an Option

Exercise Agreement (the form of which will be set forth in the relevant Award Agreement for such Share Option or otherwise designated by the Administrator), duly signed (including electronic signature in a form acceptable to the Administrator) by the appropriate Person and accompanied by any payment required under the Award Agreement.  If a Share Option is exercised by any Person other than the corresponding Participant, the Administrator may require satisfactory evidence that the Person exercising the Share Option has the right to do so.

(ii)Exercise Price.  Except as otherwise set forth in an Award Agreement, a Share Option will have an exercise price (A) no less than the Fair Market Value of the Shares into which such Share Option is exercisable at the date of grant and (B) no less than the par value of the Shares into which such Share Option is exercisable.  For the avoidance of doubt, if a Share Option has an exercise price that is less than the Fair Market Value of the Shares into which such Share Option is exercisable at the date of grant, and if the grant of such Share Option is subject to Section 409A, the grant will be structured in a manner intended to be compliant with Section 409A.

(iii)Payment of Exercise Price.  Where the exercise of a Share Option (or a portion thereof) is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to an account designated by the Administrator, or, if so permitted by the Administrator and if legally permissible, (A) through the surrender of a number of Shares that have an aggregate Fair Market Value equal to the exercise price (the “Surrendered Shares”), provided that the Participant surrendering the Surrendered Shares shall, at the time of exercising such Share Option (or such portion thereof), have paid an exercise price in cash corresponding to the aggregate par value of all the Shares into which such Share Option (or such portion thereof) is exercised and paid through the surrender of the Surrendered Shares, (B) by other means acceptable to the Administrator, or (C) by any combination of the foregoing permissible forms of payment.  No Share Option requiring exercise or portion thereof may be exercised unless, at the time of exercise, the Fair Market Value of the Share underlying such Share Option exceeds the exercise price for such Share Option. Without limiting or prejudicing any of the forgoing, unless otherwise expressly provided in the applicable Award Agreement, the Administrator may eliminate or limit a Participant’s ability to pay the exercise price of any Share Option (or a portion thereof) by any method other than cash payment to the Company. The Administrator may take all actions necessary to alter the method of exercise of a Share Option (or a portion thereof) and the exchange and transmittal of proceeds with respect to Participants who are PRC Residents in order to comply with applicable PRC foreign exchange and tax regulations and any other applicable PRC Laws. In addition, notwithstanding anything else contained herein to the contrary, the Administrator may, at its discretion, limit the method of exercise of a Share Option (or a portion thereof) to a cashless method for Participants who are PRC Residents for the purpose of compliance with any applicable Laws of the PRC or any requirement on filing or registration with, or requirement to obtain any approval or permit from, any Governmental Authorities of the PRC. Such discretion includes and is not limited to the required exchange of proceeds (if any) by the Administrator into Renminbi for transmittal to Participants who are PRC Residents, deductions for fees associated with the exchange, and deductions for PRC taxes, as may be necessary to comply with applicable PRC foreign exchange and tax regulations.

(iv)Maximum Term.  Subject to earlier expiration, termination or forfeiture as provided in Section 6(a)(iv)(C) above or the applicable Award Agreement, Share Options requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant, unless otherwise determined by the Administrator.

7.EFFECT OF CERTAIN TRANSACTIONS

(a)Covered Transaction.  Except as otherwise set forth in an Award Agreement, in the event of the occurrence of a Covered Transaction, the following shall occur:

(i)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may, in its discretion, provide for (A) the assumption or continuation of some or all outstanding Share Options or any portion thereof (or, in substitution for any Shares issued upon exercise thereof, the issue of securities having rights comparable to such Shares (or rights that are otherwise appropriate in such circumstance as determined by the Administrator)) or (B) the grant of new awards in substitution for any Share Options or any portion thereof (or Shares issued upon exercise thereof), by the acquiror or survivor or an Affiliate of the acquiror or survivor.

(ii)Cash-Out of Vested Share Options. With respect to the vested portion of a Share Option, to the extent not assumed, continued or substituted for the grant of new awards in accordance with the preceding Section 7(a)(i), the Administrator shall provide for payment (a “cash-out”) equal to the excess, if any, of (A) the Fair Market Value of one Share times the number of Shares into which the vested portion of such Share Option is exercisable, over (B) the aggregate exercise price of such vested portion of such Share Option, in each case, on such payment terms and other terms, and subject to such conditions, as the Administrator determines (which may (1) include a requirement that each Participant be responsible for his/her pro rata portion of any liabilities as may be applicable to holders of Shares in connection with such Covered Transaction, (2) provide that any other obligation owed by the Participant or an Affiliate of such Participant to the Company or one of its Affiliates be net off against the cash-out contemplated hereunder, or (3) such other requirement as may be specified in an Award Agreement).

(iii)Termination of Unvested Share Options and Cancellation of Unvested Shares.  With respect to the unvested portion of a Share Option, to the extent not assumed, continued or substituted for the grant of new awards in accordance with Section 7(a)(i) above, such unvested portion of a Share Option shall be forfeited and terminated for no additional consideration. With respect to any Shares issued upon exercise of a Share Option which Shares have not yet vested in accordance with the terms thereof upon the occurrence of such Covered Transaction (if applicable), the Administrator shall provide for payment equal to the lower of (A) the Fair Market Value of one Share times the number of such unvested Shares and (B) the aggregate exercise price actually paid in cash upon exercise of the relevant Share Options for such unvested Shares, which amount shall be paid to the holder of such unvested Shares in consideration of the repurchase of such unvested Shares, which shall be repurchased and cancelled immediately upon such payment without the need for any further action on the part of the holder thereof, in each case, on such payment terms and other terms, and subject to such conditions, as the Administrator determines (which may (1) include a requirement that each Participant be responsible for his pro rata portion of any liabilities as may be applicable to holders of Shares in connection with such Covered Transaction, (2) provide that any other obligation owed by the Participant or an Affiliate of such Participant to the Company or one of its Affiliates be net off against the cash-out contemplated hereunder, or (3) such other requirement as may be specified in an Award Agreement).

(iv)Additional Limitations.  Any cash or other property (including a substitute award) delivered pursuant to the Section 7(a)(i), Section 7(a)7(ii) or Section 7(a)7(iii) above with respect to a Share Option (or a Share issued upon exercise thereof) may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Share Option (or Share(s) issued upon exercise thereof) was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.

(b)Changes in and Distributions with Respect to Shares.

(i)Basic Adjustment Provisions.  In the event of a share dividend, share split or combination of shares (including a reverse share split), recapitalization, extraordinary dividend or other change in the Company’s capital structure, the Administrator may make appropriate adjustments (if applicable) to the maximum number of shares specified in Section 4(a) that may be issued under the Plan, and may also make appropriate adjustments to the number and kind of shares or securities into which the Share Options then outstanding or subsequently granted are exercisable, any exercise prices relating to Share Options and any other provision of Share Options affected by such change.

(ii)Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(i) above to take into account distributions to shareholders other than those provided for in Section 7(b)(i), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the requirements of Section 409A, where applicable.

(iii)Continuing Application of Plan Terms.  References in the Plan to Shares will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 7.

8.LEGAL CONDITIONS ON ISSUANCE OF SHARES

The Company will not be obligated to issue any Share pursuant to the Plan or remove any restriction from Shares previously issued under the Plan until: (a) the Company is satisfied that all legal matters in connection with the issuance of such Shares have been addressed and resolved; (b) if the Company’s Shares at the time of issuance are listed on any stock exchange or national market system, the Shares to be issued have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (c) all conditions of exercising the relevant Share Options have been satisfied or waived.  If the sale of Shares has not been registered under the Securities Act or other applicable federal, state, provincial, or other non-U.S. securities Law, the Company may require, as a condition to exercise of any Share Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable federal, state, provincial or other non-U.S. securities Laws.  The Company may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Share Option or the terms of any Award Agreement or any Option Exercise Agreement for any purpose which may at the time be permitted by Law, and may at any time terminate the Plan as to any future grants of Share Options; provided that except as otherwise expressly provided in the Plan or any Award Agreement or any Option Exercise Agreement, the Administrator

may not, without the Participant’s consent, alter the terms of a Share Option so as to affect materially and adversely the Participant’s rights attached to such Share Option, unless the Administrator expressly reserved the right to do so at the time the Share Option was granted.  Any amendments to the Plan will be conditioned upon shareholder approval only to the extent such approval is required by Law, as determined by the Administrator.

10.OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Share Option will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Share Options under the Plan.

11.MISCELLANEOUS

(a)Waiver of Jury Trial.  By accepting a Share Option under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Share Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting a Share Option under the Plan, each Participant certifies that no officer, representative or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its Affiliates, nor the Administrator, nor any Person acting on behalf of the Company, any of its Affiliates or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Share Option by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to such Share Option (including, without limitation and where applicable, by reason of the failure of a Share Option to satisfy the requirements of Section 409A and/or Section 4999 of the Code); provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its sole discretion, to provide, pursuant to a separate express written agreement, a gross-up payment or other payment to a given Participant in connection with any such acceleration of income or additional tax.

(c)Language. This Plan is adopted in the English language.  If this Plan is translated into any language other than English, the English language text shall prevail.

12.ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax Laws of various jurisdictions.  The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Administrator’s discretion under the Plan as the Administrator deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Administrator deems necessary or desirable.  All supplements adopted by the Administrator will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.GOVERNING LAW

Except as otherwise provided by the express terms of an Award Agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Share Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Share Option under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the Laws of the Cayman Islands without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

14.Disclaimer with Respect to PRC Residents.

(a)Each PRC Resident may be required to (i) file or register with, individually or collectively, as the case may be, SAFE and any other Governmental Authorities having jurisdiction over the PRC Resident before the PRC Resident can lawfully own Shares, and (ii) secure approval from SAFE according to the applicable Laws then in effect before the PRC Resident can purchase foreign exchange with Renminbi, unless the PRC Resident otherwise legally owns foreign exchange for the exercise or settlement of the PRC Resident’s Share Options, and such filing or approval is not always attainable, and if the PRC Resident fails to secure filing with or approval from the Governmental Authorities of the PRC, the PRC Resident may have difficulties either to remit foreign exchange to the Company to exercise or settle the PRC Resident’s Share Options or to receive proceeds and/or to convert the proceeds into Renminbi when the PRC Resident sells Shares issued upon exercise of the Share Options.  Failure to comply with these rules may also result in sanctions under the PRC foreign exchange regulations.  It is the PRC Resident’s duty to ensure full compliance with these PRC regulations at the PRC Resident’s own expense and the Company does not assume any responsibility to seek proper filing or approval on the PRC Resident’s behalf.  The PRC Resident may have the foreign exchange related issues handled by a domestic agency selected by a PRC Group Company, if applicable.  However, the PRC Resident will undertake all the agency fees thereof. The PRC Resident will indemnify the Company and any of its Affiliates in the event that any such Person is penalized by SAFE as a result of such PRC Resident’s failure to comply with any applicable Laws then in effect.

(b)The China Securities Regulatory Commission of the People’s Republic of China (the “CSRC”) and other Governmental Authorities in the PRC have yet to determine if Chinese citizens shall be accorded full rights to hold securities of foreign privately-held or publicly-listed entities outside the PRC or any options or other rights to acquire such securities. Accordingly, should the CSRC, or any other Governmental Authority in the PRC, materially restrict the rights or obligations of the Company or of a PRC Resident hereunder, in the sole opinion of the Administrator, the Company shall be entitled to amend or terminate this Plan, any Award Agreement, any Option Exercise Agreement, or any term or provision thereof, as appropriate and necessary in the Administrator’s sole discretion, so as to comply with such governmental or regulatory requirements.  This right to amend or terminate includes but is not limited to (i) the right to terminate a PRC Resident’s rights hereunder in full, as well as (ii) the right to repurchase any Shares or Share Option that may have been sold, issued or granted hereunder, in each case without obtaining such PRC Resident’s consent or the consent of any other Person for the purposes of this Section 14(b), provided that the Administrator, in good faith, determines that commercially reasonable efforts have been made to (x) achieve compliance with the terms of this Plan, and (y) otherwise, make available to such PRC Resident an aggregate economic consideration which is no less favorable (on a gross pre-tax basis) than otherwise available had this Plan been complied with notwithstanding this Section 14(b).

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board, except that the Board may delegate its authority under the Plan to a committee of the Board (or one or more members of the Board), in which case references herein to the Board will refer to such committee (or members of the Board).  The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by applicable Law; and (iii) to such Employees or other Persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the Person or Persons so delegated to the extent of such delegation.

“Affiliate”:  With respect to any Person, any other Person that directly or indirectly through one or more intermediary entities Controls, is Controlled by or is under common Control with, such Person. In the case of a Person who is an individual, the term “Affiliate” shall also include such Person’s spouse and children.

“Award Agreement”: A written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to a Share Option, as may be amended, restated, supplemented or otherwise modified from time to time; provided that, unless expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.

“Bain Funds”: Collectively, Bain Capital Asia Fund III, L.P. and any other investment funds or vehicles that are controlled, managed or advised by Bain Capital Private Equity, LP or one of its Affiliates or any Affiliate of Stack Holdings or BCPE Bridge Cayman, L.P. and may (indirectly) hold an equity interest in the Company.

“Board”:  The board of directors of the Company.

“Business Day”: Any day other than a Saturday, Sunday or other day on which commercial banking institutions in Boston, New York, Hong Kong, Singapore, the Cayman Islands or the PRC are authorized or required by law or executive order to close, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: Chindata Group Holdings Limited, an exempted company organized and existing under the Laws of the Cayman Islands.

“Contract”: A contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control”: As used with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (i) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be casted at a meeting of the members or shareholders of such Person, or (ii) the power to appoint or elect a majority of the members of the board of directors of such Person.  The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of shares, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding ordinary shares by a single Person or by a group of Persons acting in concert other than the Bain Funds or their Affiliates, (ii) a sale or transfer of all or substantially all of the Company’s assets determined on a consolidated basis to a Person or group other than the Bain Funds or their Affiliates, (iii) a dissolution or liquidation of the Company, or (iv) such other transaction as may be determined by the Administrator.

“Date of Adoption”: The date this Plan is adopted by the Board.

“Employee”: Any Person who is employed by, or otherwise provides service to, a Group Company.

“Employment”:  The employment or other service relationship by the Participant (or his/her Affiliates) with a Group Company.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant (or his/her Affiliates) is employed by, or otherwise is providing services in a capacity described in Section 5 to such Group Company.  If a Participant’s (or his/her Affiliates’) employment or other service relationship is with a Group Company and that entity ceases to be a Group Company, the Employment will be deemed to have terminated when the entity ceases to be a Group Company unless (i) the Share Option is assumed or continues or a substituted Share Option is provided under the terms of the Plan and the Participant continues to provide services to the acquiring entity, or (ii) the Participant (or any of his/her Affiliates) transfers Employment to another Group Company with the prior written consent of the Administrator.

“Fair Market Value”: (i) With respect to any Share, as of any date, the value of such Share determined as follows: (a) if the Shares are then listed on a stock exchange, the average closing sales price per share on the exchange for the last preceding ten (10) days on which there was a sale of Shares on such exchange, as determined by the Administrator; provided that, where the Shares are so listed, the Administrator may make discretionary determinations where the Shares have not been traded for ten (10) consecutive trading days immediately before such date; (b) if the Shares are not then listed on a stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last ten (10) preceding days on which there was a sale of Shares in such market, as determined by the Administrator; provided that, where the Shares are so traded, the Administrator may make discretionary determinations where the Shares have not been traded for ten (10) consecutive trading days immediately before such date; or (c) if the Shares are not then listed on a stock exchange or traded on an over-the-counter market, such value as the Administrator in its discretion may in good faith determine; and (ii) with respect to any Share Option, the result of (x) the Fair Market Value (as determined in accordance with the foregoing clause (i)) of the Shares into which such Share Option is exercisable less (y) the aggregate exercise price of such Share Option.  Notwithstanding anything to the contrary in the foregoing, if the grant of a Share Option is subject to Section 409A, the Fair Market Value of a Share will be determined in a manner compliant with Section 409A.

“Governmental Authority”: Any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Person or its Affiliates are listed.

“Group Companies” or “Group”:  Collectively, the Company and the Subsidiaries of the Company, and each, a “Group Company”.

“Law”: Any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Governmental Authority, including any rules promulgated by a stock exchange or regulatory body.

“M&AA”: The Second Amended and Restated Memorandum and Articles of Association of the Company, as may be amended, restated, modified or supplemented from time to time.

“Option Exercise Agreement”: Any option exercise agreement and/or supplemental agreement entered into between a Participant and the Company upon exercise of any Share Option.

“Participant”:  A person who is granted a Share Option under the Plan.

“Person”: Any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (as defined in Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), trust, association, entity or Governmental Authority.

“Plan”:  This Chindata Group Holdings Limited 2020 Share Option Plan as from time to time amended and in effect.

“PRC”: The People’s Republic of China, excluding, for purposes of this Plan, the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“PRC Resident”: Any Participant who is resident of the PRC under applicable PRC Laws.

“SAFE”: The State Administration of Foreign Exchange of the People’s Republic of China.

“Section 409A”: Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder.

“Securities Act”:  The U.S. Securities Act of 1933, as amended.

“Shares”: Ordinary shares of the Company, par value $0.00001 per share, with the rights, privileges and restrictions as set forth in the M&AA and in the applicable Award Agreement and Option Exercise Agreement for the Share Options upon exercise of which such Shares are issued.

“Share Option”: An option entitling the holder to acquire Shares upon payment of the exercise price.

“Stack Holdings”: BCPE Stack Holdings, L.P., an exempted limited partnership established under the Laws of the Cayman Islands.

“Subsidiary”: With respect to any Person, each other Person in which the first Person (i) owns, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests; (ii) holds the rights to more than fifty percent (50%) of the economic interest of such other Person; or (iii) has a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.